Exhibit 99.1

Vicarious Surgical Reports Third Quarter 2021 Financial Results

WALTHAM, Mass.--(BUSINESS WIRE)-- Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both cost and efficiency of surgical procedures, today announced third quarter 2021 financial results.

“This quarter marks our entry into the public markets, and I am incredibly proud of our teams and employees for their contributions to our company’s growth to-date. We are well positioned to continue development of our next generation robotics system and are also pleased to announce that we have just filed a detailed regulatory plan in the form of a pre-submission to the FDA,” said Adam Sachs, CEO of Vicarious Surgical. “We remain committed to transforming outcomes for surgeons and patients alike, and today, we are one step closer.”

Third Quarter 2021 Financial Results

●	Operating expenses were $8.6 million for the third quarter of 2021, compared to $3.3 million in the corresponding prior year period, which represents an increase of 156.2%.

●	R&D expenses for the third quarter of 2021 were $5.2 million, compared to $2.5 million in the third quarter of 2020.

●	General and administrative expenses for the third quarter of 2021 were $2.5 million, compared to $0.5 million in the third quarter of 2020.

●	Sales and marketing expenses for the third quarter of 2021 were $0.8 million, compared to $0.4 million in the third quarter of 2020.

●	Adjusted net loss for the third quarter was $8.6 million, equating to a loss of $0.09 cents per share, as compared to a net loss of $3.3 million, or a loss of $0.04 cents per share, for the same period of the prior year. Net loss for the third quarter was $65.5 million dollars, equating to a net loss per share of $0.71 cents per share, as compared to a net loss of $3.3 million or a loss of $0.04 cents per share for the same period of the prior year.

●	Cash, cash equivalents, and short-term investments were $185 million as of September 30, 2021. Cash burn rate for the third quarter of 2021, excluding the impact of the recently closed merger, was $13.1 million.

Conference Call

Vicarious Surgical will host a conference call at 4:30 p.m. ET on Monday, November 8, 2021 to discuss its third quarter 2021 financial results. The call may be accessed through an operator by dialing 1 (646) 904 5544 for domestic callers or + 1 (929) 526 1599 for international callers, using access code: 628160. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com/.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next-generation robotics company developing a disruptive technology with the goals of increasing the efficiency of surgical procedures, improving patient outcomes and reducing healthcare costs. The Company’s novel surgical approach uses a combination of proprietary human-like surgical robots and virtual reality to transport surgeons inside the patient to perform minimally invasive surgery. The Company’s technology was granted Breakthrough Device Designation by the FDA, and Vicarious Surgical believes the Vicarious System is the first surgical robot to receive this designation from the FDA. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Mass. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Earnings Per Share (“Adjusted EPS”, together “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of the Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure and the calculation for Adjusted EPS. A reconciliation of Adjusted Net Loss to corresponding U.S. GAAP measures is not available on a forward-looking basis because Vicarious Surgical is unable to predict with reasonable certainty the impact of earnings or charges resulting from matters Vicarious Surgical considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort, such as changes in future fair value of warranty liabilities that have been excluded from historical Adjusted Net Income. These items are uncertain, depend on various factors, and could be material to the Vicarious Surgical’s results computed in accordance with U.S. GAAP. Management strongly encourages investors to review Vicarious Surgical’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the statements under “Financial Guidance”, and the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on Vicarious Surgical’s business; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s products and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System, and any related restrictions and limitations of any approved product; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s products and services and reimbursement for medical procedures conducted using its products and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Vicarious Surgical’s financial performance; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

1 As of the date of this press release, Vicarious Surgical is not aware of any surgical robotics company that has received Breakthrough Device Designation for a full robotics system.

Investor Inquiries:

Marissa Bych

Gilmartin Group LLC

ir@vicarioussurgical.com

Press and Media Inquiries:

Jill Gross
Matter Communications
media@vicarioussurgical.com

VICARIOUS SURGICAL INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands except, per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$5,189	$2,504	$12,804	$6,831
Sales and marketing	842	362	1,393	776
General and administrative	2,530	475	6,206	1,594
Total operating expenses	8,561	3,341	20,403	9,201
Loss from operations	(8,561)	(3,341)	(20,403)	(9,201)
Other income (expense):
Change in fair value of warrant liabilities	(56,887)	—	(56,887)	—
Interest income	—	1	1	114
Interest expense	(31)	(1)	(59)	(4)
Loss before income taxes	(65,479)	(3,341)	(77,348)	(9,091)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(65,479)	$(3,341)	$(77,348)	$(9,091)
Net loss per share of Class A and Class B common stock, basic and diluted	$(0.71)	$(0.04)	$(0.87)	$(0.12)

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$185,046	$16,867
Prepaid expenses and other current assets	6,179	258
Total current assets	191,225	17,125
Restricted cash	622	118
Property and equipment, net	1,517	445
Other long-term assets	—	100
Total assets	$193,364	$17,788

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$848	$373
Accrued expenses	1,615	394
Current portion of equipment loans	47	47
Current portion of term loan	600	—
Total current liabilities	3,110	814
Deferred rent	1,467	58
Equipment loans, net of current portion	28	63
Term loan, net of current portion and issuance costs	836	—
Warrant liabilities	178,287	—
Total liabilities	183,728	935

Commitments and Contingencies (Note 8)

Legacy convertible preferred stock (Note 10)	—	—

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding at September 30, 2021 and December 31, 2020	—	—
Class A Common stock, $0.0001 par value; 300,000,000 and 200,000,000 authorized, and 98,832,452 and 67,640,740 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	10	7
Class B Common stock, $0.0001 par value; 22,000,000 and 20,000,000 shares authorized, and 19,789,860 and 19,572,257 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	118,563	48,435
Accumulated deficit	(108,939)	(31,591)
Total stockholders’ equity	9,636	16,853

Total liabilities and stockholders’ equity	$193,364	$17,788

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands except per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Loss	$(65,479)	$(3,341)	$(77,348)	$(9,091)
Change in fair value of warrant liabilities	(56,887)	-	(56,887)	-
Adjusted net loss	$(8,592)	$(3,341)	$(20,461)	$(9,091)
Adjusted EPS	$(0.09)	$(0.04)	$(0.23)	$(0.12)